Exhibit 5.1

Concord & Sage PC

September 3, 2026

Simwon America Corp.

400 D’Arcy Park Way,

Lathrop, CA 95330

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Simwon America Corp., a California corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) for the purpose of registering with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933 as amended (the “Securities Act”), with respect to the Company’s Registration Statement on Form S-1 (File No: [•]), which was declared effective on [Date], 2026, up to (i) [1,250,000] shares (the “Shares”) of Common Stock, no par value per share (the “Common Stock”), of the Company (the “IPO Shares”), to be offered and sold by the Company, including up to [337,500] shares that may be sold pursuant to the underwriters’ over-allotment option, and (ii) up to [1,000,000] shares of Common Stock, no par value per share, of the Company (the “Resale Shares”), to be offered and sold by certain selling stockholders identified in the Prospectus (the IPO Shares and the Resale Shares are collectively referred to herein as the “Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, including but not limited to the stock ledger and other records related to the original issuance of the Resale Shares, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation (i) the Company’s Articles of Incorporation, as amended or supplemented; (ii) the Company’s [Second] Amended and Restated Bylaws, as amended; (iii) the form of Underwriting Agreement, in the form proposed to be entered into among the Company – a California manufacture company, and WallachBeth Capital LLC, as the representatives of the underwriters, in the form filed as Exhibit 1.1 to the Registration Statement; (iv) resolutions of the board of directors of the Company with respect to the Offering; and (v) the Registration Statement.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation. We have not assumed any legal conclusion that is the subject of the opinions expressed below, including the due authorization, valid issuance, fully paid status or non-assessability of the Resale Shares.

Concord & Sage PC. Email: info@concordsage.com

1360 Valley Vista Dr, Suite 140, Diamond Bar, CA 91765

Concord & Sage PC

We have also assumed that the IPO Shares will be issued and sold as described in the Registration Statement and the Underwriting Agreement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that: (i) the IPO Shares have been duly authorized by all necessary corporate action of the Company, and when issued and delivered against payment therefore in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, will be validly issued, fully paid and nonassessable; and (ii) the Resale Shares have been validly issued and arefully paid and nonassessable.

The opinions expressed herein are limited to the Corporations Code of the State of California, as currently in effect. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof, other than the specific opinion regarding the valid issuance, full payment and non-assessability of the Shares as required under Regulation S-K Item 601(b)(5).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

The opinion included herein is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Concord & Sage PC
Concord & Sage PC

Concord & Sage PC. Email: info@concordsage.com

1360 Valley Vista Dr, Suite 140, Diamond Bar, CA 91765